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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM  8-K


                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



    Date of report (Date of earliest event reported)     July 21, 1997
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                                  ICO, Inc.
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           (Exact name of Registrant as Specified in Its Charter)


                                    Texas
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               (State or Other Jurisdiction of Incorporation)


          0-10068                                            75-1619554
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  (Commission File Number)                  (I.R.S. Employer Identification No.)


11490 Westheimer, Suite 1000, Houston, TX                       77077
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 (Address of Principal Executive Offices)                     (Zip Code)


                                (281) 721-4200
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              (Registrant's Telephone Number, Including Area Code)


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        (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 21, 1997 the Company acquired Verplast S.p.A. ("Verplast") for $18,293,000 in cash and the assumption of approximately $7,100,000 in debt. The Company used a portion of the proceeds of the recently issued Senior Notes due 2007 to acquire Verplast and will account for the acquisition using the purchase method of accounting.

Verplast, located in northern Italy, is a supplier of petrochemical processing services and value-added plastic materials for the rotational molding market and for other plastic powder applications.


ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 2. Framework Agreement and Stock Sale & Purchase Agreements dated July 21, 1997 among ICO, Inc., Wedco Italy, S.p.A. (A wholly owned subsidiary of the Company), DARC's S.p.A., Mr. Francesco Panzini, and Mr. Massimo Viviani.

It is impractical to file the required financial statements and pro forma financial statements with this filing. These items will be filed by October 5, 1997.





                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, ICO, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ICO, INC.


Date:   August 5, 1997                  /s/ Asher O. Pacholder
                                        -------------------------------------
                                        Dr. Asher O. Pacholder
                                        Chairman of the Board and
                                        Chief Financial Officer





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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                       DESCRIPTION
------                       -----------

   2         Framework Agreement and Stock Sale & Purchase Agreements dated
             July 21, 1997 among ICO, Inc., Wedco Italy, S.p.A. (A wholly owned subsidiary of the Company), DARC's S.p.A., Mr. Francesco
             Panzini, and Mr.  Massimo Viviani.